SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

INTELLIGENT SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: April 18, 2003

4355 Shackleford Road
Norcross, Georgia 30093

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     YOU ARE INVITED TO attend the Annual Meeting of Shareholders of Intelligent Systems Corporation on Friday, May 30, 2003 at 4:00 p.m., local time, at our corporate offices located at 4355 Shackleford Road, Norcross, Georgia 30093. At the Annual Meeting, shareholders will consider and vote on:

1.	The election of two directors to the Board of Directors to serve until the 2006 Annual Meeting;

2.	The adoption of the Intelligent Systems Corporation 2003 Stock Incentive Plan;

3.	Other matters that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on Friday, April 11, 2003 will receive notice of and be entitled to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed with this mailing. To ensure a quorum for the meeting and that your vote may be recorded, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2002 Annual Report to Shareholders is enclosed.

By order of the Board of Directors,

Bonnie L. Herron Secretary

April 18, 2003

Please complete and return the enclosed proxy promptly so that your vote may be recorded.

4355 Shackleford Road
Norcross, Georgia 30093

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 30, 2003

     We are sending this Proxy Statement to the shareholders of Intelligent Systems Corporation (the “company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the 2003 Annual Meeting of Shareholders of Intelligent Systems Corporation and any adjournment thereof. The Annual Meeting will be held on May 30, 2003 at our corporate offices located at 4355 Shackleford Road, Norcross, Georgia 30093 at 4:00 p.m. local time. We expect to first mail this Proxy Statement and the accompanying proxy to shareholders on or about April 18, 2003.

VOTING

General

     The securities that can be voted at the Annual Meeting consist of common stock of Intelligent Systems Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on Friday, April 11, 2003. On that date, we had outstanding and entitled to vote 4,489,821 shares of common stock with each share entitled to one vote.

Quorum

     A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares that are withheld or abstain from voting as present at the Annual Meeting for purposes of determining a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

Proxies

     At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to the proposal to be voted upon on the accompanying proxy card. If no specific instructions are given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted “FOR” the election of the director nominees and “FOR” the adoption of the Intelligent Systems 2003 Stock Incentive Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Some of our shareholders hold their shares through a broker, bank, custodian or other nominee, rather than directly in their own name. This is commonly referred to as holding shares in “street name.” If you hold shares in street name, these proxy materials are being forwarded to you by your broker, bank, custodian or other nominee, which is considered, with respect to such shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the nominee how such shares should be voted. You also have the right to attend the Annual Meeting. However, since you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares at the Annual Meeting. Your broker, bank, custodian or other nominee has enclosed or provided you a voting instruction card for you to use in directing the nominee how to vote your shares or obtain a proxy from the nominee.

     You may revoke your proxy card or voting instructions delivered in connection with this solicitation at any time prior to voting at the Annual Meeting by:

•	giving written notice to the Secretary of the company at 4355 Shackleford Road, Norcross, Georgia 30093, for shareholders of record, or

•	executing and delivering to the Secretary a later dated proxy or, for shares held in street name, by submitting new voting instructions to your nominee, or

•	voting in person at the Annual Meeting.

     You cannot revoke your proxy or voting instructions as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy or voting instructions.

     We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.

Security Ownership of Principal Shareholders, Directors and Certain Executive Officers and Related Stockholder Matters

     The following table contains information concerning the only persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 15, 2003, and the ownership of our common stock as of that date by each director, each executive officer named in the Summary Compensation Table and by all directors and officers as a group.

		Shares		Percent
		Beneficially		of
Beneficial Owner	Address	Owned[a]		Class[a]

J. Leland Strange	4355 Shackleford Road
Chairman of the Board, President, CEO	Norcross, GA 30093	727,794	[b]	16.2%

Wallace R. Weitz & Company[c]	1125 South 103rd St., Suite 600	584,766		13.0%
	Omaha, NE 68124

Donald A. McMahon
Director		8,500		*

James V. Napier
Director		18,100		*

John B. Peatman
Director		8,280		*

Parker H. Petit
Director		18,327		*

Francis A. Marks
Vice President		111,900		2.5%

Bonnie L. Herron
Vice President, Chief Financial Officer
and Corporate Secretary		63,825		1.4%

All Directors and Executive Officers
as a Group (8 persons)		1,047,986	[d]	23.1%

a.	Except as otherwise noted, beneficial ownership is determined on the basis of 4,489,821 shares of common stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. An asterisk indicates beneficial ownership of less than 1 percent.

b.	Includes 96,953 shares owned by Jane H. Strange, Mr. Strange’s wife. Rule 13d-3(d)(1) of the Exchange Act, deems Mr. Strange to be the beneficial owner of such shares owned by his wife. Mr. Strange disclaims any beneficial interest in the shares.

c.	In a Schedule 13G filed January 17, 2003, Wallace R. Weitz and Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 584,766 shares of common stock, of which the firm has the sole power to vote and to dispose.

d.	Includes 47,014 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 15, 2003 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Exchange Act. The amounts reported above for Messrs. McMahon, Napier, Peatman and Petit include 7,000 shares each for shares underlying stock options exercisable at March 15, 2003.

Securities Authorized for Issuance Under Equity Compensation Plan

	(a) Number of		(c) Number of securities
	securities to be		remaining available
	issued upon	(b) Weighted-average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
Plan category	and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders	52,680	$3.78	—
Equity compensation plans not approved by security holders	52,000	$3.82	148,000

Total	104,680	$3.80	148,000

     Effective August 22, 2000, the company adopted the Non-Employee Director Stock Option Plan (the “Director Plan”). Up to 200,000 shares of common stock may be issued under the Director Plan to non-employee directors with each director receiving an initial grant of 5,000 options followed by annual grants of 4,000 options on the date of each subsequent Annual Meeting. Non-qualified stock options are granted at fair market value on the date of grant and vest 50% on each of the first and second anniversaries of the date of grant.

PROPOSAL 1 — THE ELECTION OF TWO DIRECTORS

Nominees

     At the Annual Meeting of Shareholders, shareholders will elect two directors to the Board of Directors to serve a three-year term until the 2006 Annual Meeting of Shareholders. The other directors’ terms expire at the Annual Meeting of Shareholders listed below for each category of directors or until their earlier death, resignation or removal from office. Directors are elected by a plurality of the shares present and voting at the meeting. A “plurality” means that the individual who receives the largest number of votes cast is elected as director up to the maximum number of directors to be chosen at the meeting. Therefore, shares that are withheld or abstain from voting and broker non-votes will have no effect on the outcome of the vote. Unless contrary instructions are given, the persons named as proxies will vote the shares represented by a signed proxy card “FOR” the nominees.

     If either of the nominees withdraws or for any reason or is not able to serve as a director, the proxy will be voted for another person designated by the Board of Directors as substitute nominee, but in no event will the proxy be voted for more than two nominees. The Board of Directors has no reason to believe that either nominee will not serve if elected.

     The Board of Directors has nominated the persons named below to serve as directors of the company. The nominees are currently directors of the company. The nominees and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 15, 2003.

     The Board of Directors recommends that shareholders vote “FOR” the proposal to elect the nominees listed below as directors of the company.

			Shares of Common Stock
			Beneficially Owned
Name	Age	Position / Principal Occupation	(Percent of Class)

Nominees for election to serve until the 2006 Annual Meeting
James Napier1.2.	66	Director, former Chairman of the Board of Scientific Atlanta, Inc.	18,100	*

J. Leland Strange	61	Director, Chairman of the Board, President, and Chief Executive Officer	727,794	16.2%

Incumbent directors elected to serve until the 2004 Annual Meeting

John B. Peatman2.	68	Director, Professor of Electrical Engineering at Georgia Institute of Technology	8,280	*

Incumbent directors elected to serve until the 2005 Annual Meeting

Donald A. McMahon1.2.	72	Director, Retired	8,500	*

Parker H. Petit1.	63	Director, Chairman, President and Chief Executive Officer of Matria Healthcare, Inc.	18,327	*

*	Less than one percent; share amount includes 7,000 shares pursuant to stock options exercisable at March 15, 2003

1.	Audit Committee

2.	Compensation Committee

     Mr. McMahon has served as a director since 1981. He retired in 1984 from the position of President and Chief Executive Officer of Royal Crown Companies, a soft drink beverage firm.

     Mr. Napier has served as a director since 1982. Mr. Napier served as Chairman of the Board of Scientific-Atlanta, Inc., a firm involved in cable television electronics and satellite-based communication networks, from 1993 until November 2000. He serves as a director of Scientific-Atlanta, McKesson Corporation, Vulcan Materials Company, Engelhard Corporation, Personnel Group of America, Inc. and Wabtec Corporation.

     Dr. Peatman has served as a director since 1979 and has been a Professor of Electrical Engineering at the Georgia Institute of Technology since 1964.

     Mr. Petit has served as a director since 1996. Mr. Petit has served as Chairman of the Board and a director of Matria Healthcare, Inc., a comprehensive disease management services company, since March 1996 and he has served as President and CEO of Matria since October 2000. Mr. Petit was founder and Chairman of the Board of Directors of Healthdyne, Inc., Matria’s predecessor, from 1970 to 1996. He also serves as a director of Logility, Inc.

     Mr. Strange has served as our President since 1983 and our Chief Executive Officer and Chairman of the Board of Directors since 1985. He serves as a director of Allied Holdings, Inc.

     There are no family relationships among any of the company’s directors and executive officers.

Meetings and Committees of the Board of Directors

     The Board of Directors met six times during the year ended December 31, 2002. The Board of Directors has established an audit committee, a compensation committee, and a plan committee, but has no nominating committee. The Audit Committee of the Board of Directors, which met five times during the last fiscal year, consists of Messrs. McMahon, Napier and Petit. In 2002, the Audit Committee recommended the appointment of the company’s independent auditors, met with the independent auditors to review their report on the financial operations of the company and carried out a number of other responsibilities, as outlined in the Amended Audit Committee Charter, attached hereto as Appendix B. Each of the members of the Audit Committee is independent, as such term is defined in Section 121(A) of the listing standards of the American Stock Exchange (the “AMEX”), and the Audit Committee meets the composition requirements of Section 121(B)(b) of the AMEX’s listing standards.

     The Board has a Compensation Committee consisting of Messrs. McMahon, Napier and Peatman, which met once during the last year. The Compensation Committee reviews and makes recommendations concerning the appropriate compensation level for the officers of the company and any changes in the company’s various benefit plans.

     The Plan Committee, which did not meet in 2002, was responsible for administering the 1991 Stock Option Plan (the “1991 Plan”), which expired in 2001, and will be administering the 2003 Stock Incentive Plan (the “2003 Incentive Plan”), if Proposal 2 is approved by the shareholders at the Annual Meeting. The Plan Committee has the same members as the Compensation Committee. All directors attended all of the meetings of the Committees of the Board on which they serve and at least 80 percent of the meetings of the Board of Directors.

Executive Officers

     The following information is provided about our non-director executive officers as of March 15, 2003.

Name	Age	Position / Principal Occupation

J. William Goodhew, III	65	Vice President
Bonnie L. Herron	55	Vice President, Chief Financial Officer and Secretary
Francis A. Marks	69	Vice President

     Mr. Goodhew joined the company in 1997 as Vice President. He was President of Peachtree Software, Inc. from 1985 through 1996. He is former Chairman of the Board of Navision Software A/S and serves as director of Ross Systems, Inc.

     Mr. Marks joined the company in May 1982 as Vice President of Product Line Programs after 26 years with IBM Corporation in a variety of managerial and executive positions. He was appointed Vice President in 1983 and also serves as President of ChemFree Corporation, one of our wholly owned subsidiaries.

     Ms. Herron joined the company in 1982 as Director of Planning at one of our subsidiaries and subsequently at the corporate level. She was elected Corporate Secretary in 1987, Vice President in 1990, and Chief Financial Officer in 1999. She also serves as Executive Director of the Intelligent Systems Incubator.

     The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

Executive Compensation

Summary Compensation Table

	Annual Compensation

				Other Annual
		Salary	Bonus	Compensation
Name and Principal Position	Year	$	$	$

J. Leland Strange	2002	250,000	—	3,750	1.
President & Chief Executive Officer	2001	250,000	150,000	3,750	1.
	2000	239,423	150,000	485,226	1.2.

Francis A. Marks	2002	130,000	—	—
Vice President	2001	130,000	—	975	1.
	2000	130,000	2,500	55,133	1.3.

Bonnie L. Herron	2002	133,077	—	1,996	1.
Vice President, Chief Financial Officer & Secretary	2001	125,000	25,000	1,875	1.
	2000	122,519	25,000	55,099	1.3

1.	Includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the “401(k) Plan”). Such amounts are fully vested.

2.	Includes $482,500 non-cash compensation representing the difference between the market price and the exercise price of non-qualified stock options on the date of exercise.

3.	Includes $53,333 non-cash compensation representing the difference between the market price and the exercise price of non-qualified stock options on the date of exercise.

Stock Options

     At December 31, 2002, none of the named executive officers had any unexercised options to purchase shares of the company’s common stock and none of such persons exercised any options during 2002.

Compensation of Directors

     Non-employee directors earn $8,000 per year plus a fee of $2,000 per meeting day. Total compensation is capped at $16,000 annually. Effective January 1, 1992, the company adopted the Outside Directors’ Retirement Plan which provides for each non-employee director, upon resignation from the Board after reaching the age of 65, to receive a lump sum cash payment equal to $5,000 for each full year of service as a director of the company (and its predecessors and successors) up to $50,000. Effective August 22, 2000, the company adopted the Non-Employee Director Stock Option Plan which provides for an initial grant to each director of 5,000 options to purchase common stock of the company and annual grants of 4,000 options on the date of each subsequent Annual Meeting. Options are granted at fair market value on the date of grant.

Change-in-Control Arrangements

     Effective January 1, 1992, we adopted the Change in Control Plan for Officers so that if control of the company changes in the future, management would be free to act on behalf of the company and its shareholders without undue concern for the possible loss of future compensation. A “change in control” means either: (i) the accumulation by an unrelated person of beneficial ownership of more than 25 percent of the company’s common stock, (ii) the sale of all or substantially all of the company’s assets to an unrelated person, in a merger or otherwise, or (iii) a change of control within the meaning of any rules promulgated by the Securities and Exchange Commission.

     Under the Change in Control Plan, if the employment of an officer of the company terminates for any reason within 12 months of a change in control, the officer would receive a lump sum cash payment in an amount equal to twice the total of (i) such officer’s base annual salary at the time of termination, (ii) the cash value of annual benefits, and (iii) such officer’s bonus for the most recent year, if any. Additionally, upon a change in control, all options shall vest and the exercise period for all options becomes the longer of (i) one year after the date of termination or (ii) the exercise period specified in the officer’s option agreement. The right to such benefits would lapse one year after the occurrence of the last change in control event to occur if there were no actual termination during that period. Currently, J. Leland Strange, Francis A. Marks and Bonnie L. Herron are the only officers designated by the Board to participate in the Change in Control Plan.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors reviews and approves compensation paid by the company to its executive officers. The Compensation Committee reviews compensation of the executive officers annually (other than the Chief Executive Officer), with input from the Chief Executive Officer. The Plan Committee is responsible for administering the 1991 Plan, including selecting individuals who will receive stock option grants and determining the timing, pricing and amounts of the options granted. There have been no stock option grants to executive officers since 1996 and the 1991 Plan expired in 2001. If Proposal 2 is approved, the Plan Committee will be responsible for administering the 2003 Incentive Plan. Both committees are comprised of three non-employee directors of the company.

     Given our current level of executive compensation, it was not necessary for the Compensation Committee to consider the cap on deductibility of compensation over $1 million for named executive officers.

     The basic goal of our compensation program for executive officers is to:

•	fairly compensate executive officers in line with their responsibilities and contributions to the company;

•	reward management for achievement of financial or other measurable goals of the company and specified subsidiaries, where the contribution of the executive can be tied to operations under his/her control; and

•	align management’s compensation with shareholder interests as measured by stock price appreciation.

     The compensation of executive officers consists of a base salary, a cash incentive and long-term compensation consisting of stock options. Because the company does not have readily identifiable comparative companies, the Compensation Committee determines the base salary for non-CEO executive officers with input from the Chief Executive Officer. The Committee intends the base salary to be in the median range for persons with similar experience and scope of responsibility. The Committee considers a number of subjective factors including the nature, scope and variety of responsibilities of each executive as well as the company’s financial results and condition. The Committee considers an individual executive’s performance in a variety of functions which may include line responsibility for established as well as start-up companies, corporate development activities (including acquisitions and investments), completion of significant transactions, contribution to and management of the company’s minority-owned businesses and other corporate functions.

     Cash incentives are earned by the named executives based on achievement of goals of the company as a whole or those subsidiaries or projects for which the named executive has management responsibility.

     Our long-term incentive compensation plan has historically been based on the 1991 Plan and, if approved, will be based on the 2003 Incentive Plan, which are designed to reward executives for increases in the market price of our stock, thus linking the interest of executives and shareholders. The Plan Committee, in its sole discretion, grants options to those individuals whose contribution is most likely to have an impact on our overall performance and price of the company’s common stock. The Committee intends for the number of options granted to an individual executive to provide an adequate financial incentive over a three to five year time frame and to provide the executives with an equity interest in the company. The number of options granted to an executive officer depends upon a subjective evaluation of the individual’s contribution to the company. The Committee did not award any options to executives in the three years ended December 31, 2002 and the 1991 Plan expired in December 2001. The named executive officers each exercised all of their stock options in 2000 and currently do not have any unexercised stock options under the 1991 Plan. The Plan Committee has awarded 100,000 stock options to executive officers subject to shareholder approval of the 2003 Stock Incentive Plan.

     It is our policy to provide executives with the same benefits provided to all other employees with respect to medical, dental, life insurance and 401(k) plans.

Chief Executive Officer Compensation

     The Compensation Committee reviews the compensation of the Chief Executive Officer annually. Mr. Strange, the largest shareholder of the company, does not have an employment agreement with the company. Since there have not been directly comparable peer group companies, the Committee considers a number of subjective factors in setting Mr. Strange’s compensation. The Compensation Committee considered the nature, scope and variety of his responsibilities; his contribution to increasing the value of the company’s majority and minority-owned companies; and the company’s financial results and condition. The Compensation Committee believes Mr. Strange’s compensation is appropriate in consideration of the scope of his position, the performance of the company and the value of his contribution to the company’s operations and affiliate companies. Mr. Strange was awarded stock options in 1991 and 1996 under the same conditions as described above for all executive officers. In determining the number of options granted, the Plan Committee considered his base salary, the number of shares owned by Mr. Strange, and the number of options granted to other executives.

COMPENSATION COMMITTEE	PLAN COMMITTEE
Donald A. McMahon	Donald A. McMahon
James V. Napier	James V. Napier
John B. Peatman	John B. Peatman

Compensation Committee Interlocks and Insider Participation

     Messrs. McMahon, Napier and Peatman served as members of the Compensation Committee and the Plan Committee in 2002. None of these individuals is a present or former officer or employee of the company.

Audit Committee Report

     In November 2002, the Board of Directors amended the company’s Audit Committee Charter. A copy of the amended Audit Committee Charter is attached hereto as Appendix B. The provisions of the Audit Committee Charter, as amended, meet the current requirements of the AMEX. The Audit Committee Charter includes organization and membership requirements, a statement of policy and the Committee’s authority and responsibilities. All members of the Audit Committee currently meet the independence and qualification standards set forth in the AMEX listing standards.

     Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. As outlined in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is generally to approve all services provided by and compensation paid to the independent auditors; review the adequacy of the company’s internal and disclosure controls and risk management practices; review and monitor the annual audit of the financial statements including the financial statements produced and notes thereto; review SEC filings containing the company’s financial statements; regularly meet with the independent auditors and management in separate sessions; and authorize investigations into any matter within the scope of their responsibilities. During fiscal year 2002, among its other activities, the Audit Committee:

•	engaged the independent auditors and established their compensation;

•	reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2002 and for the year then ended;

•	discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States (SAS 61); and

•	received from the independent auditors the written disclosures and written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence.

     Based upon the reviews and discussions summarized above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE James V. Napier (Chair) Parker H. Petit Donald A. McMahon

PROPOSAL 2 — APPROVAL OF THE INTELLIGENT SYSTEMS CORPORATION
2003 STOCK INCENTIVE PLAN

     On March 4, 2003, the Board of Directors adopted the Intelligent Systems Corporation 2003 Stock Incentive Plan (the “2003 Incentive Plan”), subject to shareholder approval at the Annual Meeting. The full text of the 2003 Incentive Plan is attached as Appendix A to this Proxy Statement. The following summary of the material provisions of the 2003 Incentive Plan is qualified, in its entirety, by reference to the 2003 Incentive Plan as set forth in Appendix A. Capitalized terms not otherwise defined herein shall have the meaning set forth in the 2003 Incentive Plan.

     The rules of the AMEX require that this proposal be approved by the holders of a majority of the votes cast on this proposal. Because a vote to abstain on this proposal would be a vote cast, an abstention would have the same effect as a vote AGAINST the proposal. However, because a broker non-vote does not result in a vote cast, a broker non-vote would have no effect on the outcome of the vote. Unless contrary instructions are given, the persons named as proxies will vote the shares represented by a signed proxy card FOR approval of this proposal.

Purpose and Administration

     The Plan Committee believes that the 2003 Incentive Plan is an important part of the company’s overall compensation program. The 2003 Incentive Plan supports the company’s ongoing efforts to develop and retain qualified executives to lead the company and to permit the company to provide incentives that are more directly linked to the profitability of the company’s businesses and to increases in shareholder value. In addition, the company may grant awards outside the 2003 Incentive Plan. Awards granted under the 2003 Incentive Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights and other stock-based awards.

     Eligibility. The Plan Committee will determine the persons eligible to receive awards under the 2003 Incentive Plan. Under the 2003 Incentive Plan, all employees of the company, its parents, subsidiaries and affiliates, as well as non-employee officers and non-employee directors and key consultants and advisors of the company or its parents, subsidiaries or affiliates are eligible to be granted awards under the 2003 Incentive Plan. Approximately 125 employees and four non-employee directors are eligible to participate in the 2003 Incentive Plan. The company cannot presently determine the number of key consultants, advisors or non-employee officers that may be eligible to participate in the future.

     Administration. The Plan Committee administers the 2003 Incentive Plan, except that with respect to options or awards granted to the company’s executive officers or directors, the Board of Directors or a committee comprised solely of two or more non-employee directors (if the Plan Committee is not so comprised) is responsible for granting awards. The Plan Committee will determine the amount, type and terms of any awards granted under the 2003 Incentive Plan, within limitations specified therein, which will be set forth in an award agreement that may be amended by the Plan Committee as provided in the 2003 Incentive Plan.

     Shares Reserved. Up to 450,000 shares of common stock may be issued under the 2003 Incentive Plan, subject to adjustments for stock splits, dividends and other dilution events. Shares of common stock underlying options, stock appreciation rights or other stock-based awards that have expired or have been cashed out, exercised or terminated without any payment being made in the form of common stock will be available for reissuance under the 2003 Incentive Plan.

     Stock-Based Awards. The 2003 Incentive Plan permits the company to grant incentive stock options, which qualify for special tax treatment, and non-qualified stock options, as well as restricted stock awards, stock appreciation rights and other stock-based awards. Stock appreciation rights may be granted either singly or in combination with underlying stock options. The exercise price for incentive stock options cannot be less than the fair market value of a share of common stock on the date of grant, as determined under the 2003 Incentive Plan. Further, an incentive stock option must comply with all of the other requirements of the Code and the 2003 Incentive Plan with respect to incentive stock options. The total number of shares of restricted stock and shares subject to options, stock appreciation rights and other stock-based awards granted to a single person in a three year period under the 2003 Incentive Plan may not exceed 67,500, or 15% of the number of shares of common stock originally reserved for issuance under the 2003 Incentive Plan. Also, no more than 25% of the shares of common stock originally reserved for issuance under the 2003 Incentive Plan may be issued pursuant to restricted stock awards and other stock-based awards, not including awards with values based on the spread between the fair market value of the common stock and the exercise or grant price, if any, of such award. These limitations are to ensure that incentive awards issued under the 2003 Incentive Plan are exempt from the limitations of Section 162(m) of the Code and to provide the company with flexibility over the life of the 2003 Incentive Plan. However, the company does not intend in the foreseeable future to issue awards that might approach or reach these limits. Incentive stock options may not be granted under the 2003 Incentive Plan after February 28, 2013.

     Restricted Stock. Under the 2003 Incentive Plan, the company may award shares of restricted common stock. Each award agreement will set forth conditions that must be satisfied before the restricted stock vests and becomes transferable. For example, restricted stock awards may be forfeited to the extent that the award did not vest before the recipient’s employment terminated. Except as specified in the 2003 Incentive Plan and at the time of grant, holders of restricted stock will have voting rights and the right to receive dividends on such stock.

     Effect of Change in Control. The 2003 Incentive Plan provides that in certain circumstances, a “change in control” (as defined in the 2003 Incentive Plan) may be deemed to occur. In the event of a change in control, all stock options and stock appreciation rights will become immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will immediately lapse, and (unless otherwise determined by the Committee at or after the grant of the award) the value of outstanding stock options, stock appreciation rights, restricted stock and other stock-based awards will be cashed out on the basis of the maximum price paid for any shares of stock acquired as part of the change in control.

     Amendment and Termination. The 2003 Incentive Plan may be terminated by the Board at any time, and it may be amended by the Committee or the Board of Directors, in each case without shareholder approval, unless shareholder approval would be required under applicable law or stock exchange rules to effect such amendment. Except as set forth in an award agreement, no termination or amendment of the 2003 Incentive Plan may materially and adversely affect any outstanding awards without the recipient’s consent.

     Non-Transferability of Awards. Except as permitted by an award agreement, awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by him or her.

     Unfunded Status. The 2003 Incentive Plan shall constitute an “unfunded” plan for incentive compensation. The company may authorize the creation of trusts or other arrangements to meet its obligations under the 2003 Incentive Plan, but such trusts or other arrangements must be consistent with the unfunded status of the 2003 Incentive Plan unless the Committee otherwise determines.

Federal Income Tax Consequences

     The following is a brief summary of the U.S. Federal income tax consequences generally associated with awards under the 2003 Incentive Plan. The following summary is for general information only, and interested parties should consult their own advisors as to specific tax consequences applicable to them, including the application and effect of foreign, state and local tax laws. This summary does not address the tax consequences of the receipt or exercise of any award by a person who is not an employee of the company.

     Nonqualified Stock Options. Nonqualified stock options granted under the 2003 Incentive Plan will not be taxable to an employee on the date of grant but generally will result in taxation when exercised. At that time, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option price paid for the stock. The company will be entitled to a corresponding deduction when the employee must recognize the income and in the amount of the income recognized.

     Incentive Stock Options. An employee will not recognize income upon the grant of an incentive stock option. An employee also generally will not recognize income upon exercise of an incentive stock option provided that he had been an employee of the company or its subsidiaries at all times from the date of grant of the incentive stock option until three months before exercise of the incentive stock option (or one year, in the case of an exercise after becoming disabled). The amount by which the fair market value of the stock at exercise exceeds the exercise price, however, is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock acquired upon exercise of an incentive stock option at least until the first anniversary of the date of exercise or, if later, the second anniversary of the date of grant of the incentive stock option, upon disposition of the shares the employee will have long-term capital gain equal to the excess of the amount realized upon the disposition over the amount paid for the shares. If the employee holds the shares for this period, the company will not be entitled to a deduction with respect to the incentive stock option.

     If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the holding period described above, the employee is considered to have engaged in a “disqualifying disposition,” as a consequence of which the employee will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of the amount realized upon disposition of the shares and the fair market value of the shares on the date of exercise over the exercise price paid for the shares. If the amount realized upon disposition is greater than the fair market value of the shares on the date of exercise, the difference will be taxable to the employee as capital gain. The company will be entitled to a deduction in the year of the disqualifying disposition in an amount equal to the amount of ordinary income recognized as a result of the disqualifying disposition.

     Stock Appreciation Rights. The grant of a stock appreciation right does not result in taxable income to an employee. Instead, upon exercise, the employee recognizes ordinary income equal to the amount of cash or the fair market value of any shares of common stock the employee receives. The company will be entitled to a corresponding deduction.

     Restricted Stock. The recognition of income for federal tax purposes relating to an award of restricted stock depends on the restrictions imposed on the shares. Generally, taxation occurs in the first taxable year in which the shares cease to be subject to a substantial risk of forfeiture. When the restrictions lapse, the employee will recognize taxable income equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The employee may, however, make an election to include in income when the shares are first transferred to him an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The company is generally entitled to a deduction corresponding to the employee’s income inclusion.

     Other Stock-Based Awards. Any cash payments or the fair market value of any common stock or other property an employee receives in connection with other stock-based awards will be taxable as ordinary income to the employee in the year received. The company will generally be entitled to a corresponding deduction.

     Other Federal Income Tax Considerations. As noted above, Section 162(m) of the Code places a $1,000,000 annual limit on the compensation paid to certain of its executives that is deductible by the company. The limit, however, does not apply to “qualified performance-based compensation.” The company believes that its awards of stock options, stock appreciation rights and other incentive compensation awards under the 2003 Incentive Plan will qualify for this exception to the deduction limitation.

     Also, awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by the company and subject to a 20% excise tax by the participant.

     State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the 2003 Incentive Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

New Plan Benefits

     The following table provides certain information with respect to all options under the 2003 Incentive Plan that have been granted or will be received by or allocated to the specified persons, subject to the approval of the 2003 Incentive Plan by the company’s shareholders at the Annual Meeting:

2003 Incentive Plan

Number of Shares of Common Stock
Group or Name and Principal Position	Underlying Award 1.

J. Leland Strange	45,000
President and CEO

Bonnie L. Herron	35,000
Vice President, CFO and Secretary

All Executive Officers as a Group (4 persons)	100,000

1.	Awards reported in this table were granted, subject to shareholder approval at the Annual Meeting, as incentive stock options (except for awards granted Mr. Strange which were granted as nonqualified stock options), each with an exercise price of $1.51 per share, which is equal to the closing price of a share of common stock on the date of grant, and each shall vest and become exercisable in 3 equal installments beginning on the first anniversary of the date of grant.

     No options or other awards under the 2003 Incentive Plan have been received by any other person, including (i) any other director nominee of the company, or (ii) any associate of a director, executive officer or director or officer nominee of the company. The company cannot presently determine the amounts and recipients of any options or other awards that may be received in the future under the 2003 Incentive Plan.

Effective Date

     Upon approval of the 2003 Incentive Plan by the shareholders of the company, the 2003 Incentive Plan will be effective as of March 4, 2003, the date of approval by the Board of Directors.

Shareholder Vote

     The 2003 Incentive Plan will be approved and adopted if a majority of the votes cast vote FOR such approval and adoption. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE INTELLIGENT SYSTEMS CORPORATION 2003 STOCK INCENTIVE PLAN AS SET FORTH IN APPENDIX A ATTACHED HERETO.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on our common stock since December 31, 1997, based on the market price of our common stock together with dividends paid to holders of our common stock, with the cumulative total return of the companies on the AMEX Market Value Index and the S&P Technology Sector Index.

Comparison of Five Year Cumulative Total Return*
Among Intelligent Systems, the S&P Technology Sector Index and the AMEX Market Value Index

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02
INTELLIGENT SYSTEMS CORPORATION	100.00	34.62	82.05	73.73	66.63	36.05
AMEX COMPOSITE	100.00	100.64	128.10	131.13	123.81	120.42
S & P INFORMATION TECHNOLOGY	100.00	178.14	318.42	188.18	139.50	87.31

Copyright(C)2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require our executive officers and directors and persons who own more than ten percent of our common stock, as well as certain affiliates of these persons, to file initial reports of ownership of our common stock and changes in such ownership with the Securities and Exchange Commission. The Securities and Exchange Commission also requires executive officers, directors and persons owning more than ten percent of our common stock to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2002, our executive officers, directors, and owners of more than ten percent of our common stock complied with all applicable filing requirements in a timely manner.

INDEPENDENT PUBLIC ACCOUNTANTS

     On May 10, 2002, the company dismissed Arthur Andersen LLP as its independent public accountants. The audit reports issued by Arthur Andersen on the consolidated financial statements of Intelligent Systems Corporation as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and through the date of their dismissal, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K. We provided Arthur Andersen with a copy of the foregoing disclosures, and a letter from Andersen confirming its agreement with these disclosures was filed on May 13, 2002 on Form 8-K.

     Effective July 3, 2002, the Board of Directors of the company, upon the recommendation of the Audit Committee, appointed BDO Seidman, LLP as its new independent accountants. During 2000, 2001 and through the date of its engagement of BDO Seidman in 2002, the company did not consult with BDO Seidman with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. BDO Seidman, Atlanta, Georgia, acted as our principal independent public accountants for the fiscal year ended December 31, 2002. We expect that representatives of BDO Seidman will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has not yet selected auditors for the current fiscal year ending December 31, 2003 because historically this decision is made in the second quarter of the year.

Audit Fees

     During the fiscal year ended December 31, 2002, we were billed an aggregate of $94,850 for audit and review services rendered by Arthur Andersen, LLP, our former independent auditors, with respect to the audit of our 2001 financial statements and $25,750 by BDO Seidman, our current independent auditors, for audit and review services.

Financial Information Systems Design and Implementation Fees; All Other Fees

     During the fiscal year ended December 31, 2002, neither BDO Seidman nor Arthur Andersen performed or billed the company for any services other than the audit and review services described above.

CERTAIN TRANSACTIONS

     On March 14, 2002, the shareholders of Risk Laboratories, a former affiliate of the company, sold their remaining ownership interests to the same buyer that had purchased majority control of Risk in March of 2000. The company and J. William Goodhew, a vice president of the company and minority shareholder in Risk, each sold their respective ownership interests along with all other minority shareholders in the $6 million transaction. Mr. Goodhew’s pro rata share of the sale proceeds was $429,600 and the company’s pro rata share was $474,000. The company previously sold most of its ownership in Risk in several transactions totaling $10.7 million in proceeds.

SHAREHOLDERS’ PROPOSALS FOR ANNUAL MEETING IN 2004

     Shareholders who wish to submit a proposal for inclusion in our proxy statement for the 2004 Annual Meeting of Shareholders must submit such proposals so that they are received by the company no later than December 13, 2003. Such proposals must comply with Exchange Act Rule 14a-8 and all other applicable proxy rules and requirements contained in our bylaws relating to shareholder proposals to be included in our proxy materials. Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2004 but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before January 30, 2004. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder’s notice must be received at our principal offices by January 30, 2004.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.

ADDITIONAL INFORMATION

     Any record or beneficial owner of our common stock as of April 11, 2003 may request a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002, including financial statements and schedules. Any request for the Form 10-K should be in writing addressed to: Bonnie L. Herron, Intelligent Systems Corporation, 4355 Shackleford Road, Norcross, Georgia 30093. If the person requesting the Form 10-K is not a shareholder of record on April 11, 2003, the person must state that he or she is a beneficial owner of our common stock on that date. Shareholders may also view and download a copy of our Annual Report on Form 10-K from our web site at www.intelsys.com. We will provide copies of any exhibits to the Form 10-K upon request and upon the payment of our reasonable expenses in furnishing such exhibits.

By order of the Board of Directors,

Bonnie L. Herron Secretary

Norcross, Georgia
April 18, 2003

Appendix A

INTELLIGENT SYSTEMS CORPORATION
2003 STOCK INCENTIVE PLAN
As adopted by the Board of Directors on and to be effective as of March 4, 2003

ARTICLE I
PURPOSE; DEFINITIONS

     The purpose of the Plan is to support the Company’s ongoing efforts to develop and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and to increases in shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a)  “Awards” mean grants under this Plan of Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

     (b)  “Board” means the Board of Directors of the Company.

     (c)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (d)  “Commission” means the Securities and Exchange Commission or any successor agency.

     (e)  “Committee” means a committee of at least two directors of the Company appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board or a committee of at least two directors who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the “Committee” means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Awards made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under Section 162(m) of the Code of having a Committee composed of “outside directors” (as that term is defined in the Code) for certain grants of Awards to highly-compensated executives. At any time that the Board shall not have appointed a committee that meets the above requirements, any reference herein to the Committee shall refer to the Board.

     (f)  “Common Stock” or “Stock” means the Common Stock of the Company.

     (g)  “Company” means Intelligent Systems Corporation, a corporation organized under the laws of the State of Georgia, or any successor thereto.

     (h)  “Exercise Period” means the 60-day period from and after a Change in Control.

     (i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (j)  “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the American Stock Exchange—Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

     (k)  “Incentive Stock Option” means any Stock Option that complies with Section 422 of the Code.

     (l) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     (m)  “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the Commission.

     (n)  “Other Stock-Based Award” means an Award made pursuant to paragraph (a)(iv) of Article V.

     (o)  “Plan” means this 2003 Intelligent Systems Corporation 2003 Stock Incentive Plan, as amended from time to time.

     (p)  “Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (q)  “Restricted Stock” means an Award of shares of Common Stock pursuant to paragraph (a)(iii) of Article V.

     (r)  “Section 16 Insider” means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

     (s)  “Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

     (t)  “Stock Appreciation Right” or “SAR” means a right granted pursuant to paragraph (a)(ii) of Article V.

     (u)  “Stock Option” means an option granted pursuant to paragraph (a)(i) of Article V.

In addition, the terms “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Company Common Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Article VI.

ARTICLE II

ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications to the Plan, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan. The Committee shall also have the authority to determine the details and provisions of each Award agreement, and to make all other determinations necessary or advisable for the administration of the Plan.

     Subject to the terms of the Plan, the Committee shall have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award, but, at the discretion of the Committee or the Board, such determinations may be made subject to ratification by the Board.

     Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee shall be final and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Committee or the Board so provides.

ARTICLE III

ELIGIBILITY

     All employees of the Company, its parents, subsidiaries and affiliates, as well as non-employee officers and non-employee members of the Board of Directors and key consultants and advisors of the Company or its parents, subsidiaries or affiliates, are eligible to be granted Awards under the Plan. However, only persons who are employees of the Company or its parents or subsidiaries may be eligible to receive an Incentive Stock Option.

ARTICLE IV

COMMON STOCK SUBJECT TO PLAN

     (a)  Shares Reserved. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 450,000 shares, all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are issued or issuable under the Plan and used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

     (b)  Antidilution Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to Awards outstanding or to be granted under the Plan shall be appropriately adjusted or modified, and the terms of any outstanding Award shall be adjusted or modified accordingly.

     (c)  Liquidation or Dissolution. If the Company is to be liquidated or dissolved in connection with a transaction described in Article VI, the provisions of such Article shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, except as may be provided by the Committee, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Stock Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Stock Options granted under the Plan to be exercisable at such time or times as the Committee may determine, notwithstanding the provisions of the respective Stock Option agreements regarding exercisability.

     (d)  Application of Adjustments. The adjustments described in paragraphs (b) through (d) of this Article IV, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made, to the greatest extent possible, in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article IV shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE V

AWARDS

     (a)  General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

          (i) Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The exercise price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price by certified or bank check or, if permitted by applicable law, such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company requesting that such broker deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, with respect to a Section 16 Insider, that such Common Stock shall not have been acquired within the preceding six months upon the exercise by such Section 16 Insider of a Stock Option or Award granted under the Plan, or a similar award granted under any other plan maintained at any time by the Company or any parent or subsidiary. Notwithstanding any provision of the Plan or any Award agreement to the contrary, in no event shall the Company be permitted to arrange for or extend credit to (as such terms are defined in Section 13(k) of the Exchange Act) any director or officer of the Company in connection with the exercise of any Award if such arrangement or extension of credit would violate applicable law.

          (ii) Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

          (iii) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (iii) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock and shall be subject to all of the terms and conditions of the Restricted Stock agreement pursuant to which the underlying shares of Restricted Stock were issued.

          (iv) Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee.

     (b)  Maximum Awards. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 15 % of the shares of Common Stock originally reserved for distribution pursuant to the Plan. An amount not in excess of 25 % of the shares of Common Stock originally reserved for distribution pursuant to the Plan may be issued pursuant to Restricted Stock Awards and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

ARTICLE VI

CHANGE IN CONTROL PROVISIONS

     (a)  Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

          (i) Stock Options and Stock Appreciation Rights. All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become immediately fully vested and exercisable.

          (ii) Restricted Stock and Other Stock-Based Awards. The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become immediately free of all restrictions and fully vested.

          (iii) Cash-Out of Stock-Based Awards. Unless otherwise determined by the Committee at or after grant, the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall be cashed out on the basis of the “Change in Control Price,” as defined in paragraph (c) of this Article VI, as of the date such Change in Control occurs or such other date as the Committee may determine.

     (b)  Definition of Change in Control. A “Change in Control” means the happening of any of the following:

          (i) The acquisition, other than in a transaction approved by the Incumbent Board, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction satisfying all of the requirements of clauses (A), (B) and (C) of subparagraph (b) (iii) of this Article VI; or

          (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 25% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     (c)  Change in Control Price. “Change in Control Price” means the maximum price paid for any shares of Stock acquired as part of the Change in Control except that, in the case of Incentive Stock Options, unless the Committee otherwise provides, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

     (d)  Surrender Election. Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, or after grant but before the Change in Control occurs, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Article VI shall have been exercised.

     (e)  Accounting Treatment. Notwithstanding the foregoing, if any right granted pursuant to this Article VI would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Article VI would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Article VI with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

ARTICLE VII

PLAN AMENDMENT AND TERMINATION

     The Board or the Committee may amend the Plan at any time, and the Board may terminate the Plan at any time, provided that no such amendment or termination shall be made without shareholder approval if such approval (a) would be required under applicable law or the applicable rules of any stock exchange, market or inter-dealer quotation system, or if (b) such amendment would (1) increase the total number of shares of Common Stock issuable pursuant to Incentive Stock Options granted under the Plan or (2) change the class of employees eligible to receive Incentive Stock Options under the Plan.

     Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

ARTICLE VIII

PAYMENTS AND PAYMENT DEFERRALS

     Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. Subject to the limitations set forth in paragraph (a) of Article V and except as prohibited by applicable law, the Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

ARTICLE IX

DIVIDENDS AND DIVIDEND EQUIVALENTS

     The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

ARTICLE X

TRANSFERABILITY

     Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by him.

ARTICLE XI

AWARD AGREEMENTS

     Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient’s employment terminates. Such agreement shall contain such additional terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient’s consent.

ARTICLE XII

UNFUNDED STATUS OF PLAN

     It is presently intended that the Plan constitute an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

ARTICLE XIII

GENERAL PROVISIONS

     (a)  Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any Award or shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange or market on which the Common Stock is traded. Prior to the issuance of any Award or shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the securities for investment and not for the purpose or with the intent of engaging in any distribution thereof. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market upon which the Common Stock is then listed or traded and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b)  Nothing contained in this Plan shall prevent the Company, a parent, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees, officers or directors.

     (c)  The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time. The grant of an Award under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. In the case of shares of Common Stock that may be issuable upon the exercise of an Award granted under the Plan, no person entitled to exercise such Award shall have any of the rights or privileges of a shareholder of record with respect to any such shares of Common Stock until such Award is exercised and certificates representing such shares have been issued and delivered to such person.

     (d)  No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the immediate payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If permitted by the Award agreement, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

     (e)  On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

     (f)  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

     (g)  If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

     (h) The Plan shall be effective on March 4, 2003. Except as otherwise provided by the Board, no Incentive Stock Option shall be granted after February 28, 2013, but any Awards granted theretofore may extend beyond that date.

Appendix B

INTELLIGENT SYSTEMS CORPORATION
Audit Committee Charter, as Amended November 5, 2002

Purpose:	The Audit Committee is a committee of the Board of Directors of Intelligent Systems Corporation. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Shareholders, the Securities and Exchange Commission, and others, the Company’s systems of internal controls which management and the Board have established, and the Audit Process.

Responsibilities: In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication between the audit committee, the independent accountant, and the Board of Directors.

2.	Annually review and update the Committee’s charter as may be required.

3.	Appoint the independent accountant and review and approve the discharge of the independent accountant.

4.	Determine and approve funding for and oversee the independent accountant.

5.	Approve in advance all audit services and non-audit services provided to the Company by the independent accountant.

6.	Confirm and assure the independence of the independent accountant

7.	Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

8.	Consider, in consultation with the independent accountant and the Company’s financial management, the external audit scope and plan.

9.	Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

8.	Consider and review with the independent accountant:

A.	The adequacy of the Company’s internal controls.

B.	The adequacy of the Company’s disclosure controls.

C.	The adequacy of the Company’s risk management and cost of insurance in connection thereto.

D.	Any significant findings and recommendations of the independent accountant together with management’s responses thereto.

9.	Meet with management and the independent accountants at the completion of the annual examination to review:

A.	The Company’s annual financial statements and footnotes, including their accuracy, completeness and overall quality.

B.	The independent accountant’s audit of the financial statements and their report thereon.

C.	Any significant changes required in the independent accountant’s audit plan.

D.	Any serious difficulties or disputes with management encountered during the course of the audit.

E.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

10.	Review filings with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

B-1

11.	On a quarterly basis, as necessary, review and discuss with the independent auditors any significant changes, transactions, events or changes in accounting estimates, if any.

12.	Review with the independent accountant the results of their review of the Company’s monitoring compliance with the Company’s code of conduct when established by the Company.

13.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

14.	Meet with the independent accountant and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

15.	Report Committee actions to the full Board of Directors with such recommendations as the Committee may deem appropriate.

16.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

17.	The Committee shall meet at least one time per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

18.	The Committee will perform such other functions as assigned by law, the Company’s charter or by-laws or the Board of Directors.

Membership:	The membership of the Audit Committee shall consist of at least three members, each of whom shall be independent members of the Board of Directors and financially literate. Furthermore, at least one member of the Audit Committee shall have accounting or related financial management experience. Members of the Audit Committee serve at the pleasure of the Board and Audit Committee members and the Committee chairman shall be designated by the full Board of Directors.

B-2

Notice of Annual Meeting
and
Proxy Statement

Annual Meeting of Shareholders
4355 Shackleford Road
Norcross, Georgia 30093

Friday, May 30, 2003
4:00 P.M.

INTELLIGENT SYSTEMS CORPORATION

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned, a shareholder of common stock, $.01 par value (the “Common Stock”) of Intelligent Systems Corporation, a Georgia corporation (the “Company”) hereby appoints J. Leland Strange and Bonnie L. Herron, and each of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on May 30, 2003 at 4:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as of the record date, April 11, 2003 as directed on the reverse, and in their discretion, upon such other matters as may come before the meeting.

(Continued and to be signed on the reverse side)
SEE REVERSE SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

INTELLIGENT SYSTEMS CORPORATION

May 30, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Δ	Please detach and mail in the envelope provided.	Δ

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	Election of Directors: The following persons are being nominated to the Company’s Board of Directors:	2.	Adoption of Intelligent Systems Corporation 2003 Stock Incentive Plan	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐	James V. Napier J. Leland Strange	This proxy will be voted as directed. If no instructions are specified the proxy will be voted “FOR” Proposal 1 & 2.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here; ■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder __________________________ Date: _____________ Signature of Shareholder __________________________ Date: _____________